UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on February 22, 2024, the Nasdaq Hearings Panel (the “Panel”) notified Cingulate Inc. (the “Company”) that (i) as a result of the appointment of three independent board members on February 12, 2024, it had regained compliance with the board composition requirements of The Nasdaq Stock Market LLC (“Nasdaq”) set forth in Nasdaq Listing Rule 5605 and (ii) it has granted the Company’s request for an exception to evidence continued compliance with the minimum stockholders’ equity requirement of $2.5 million under the Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) for continued listing through May 13, 2024 (the “Exception”).

As previously reported, on May 16, 2023, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq, stating that the Company no longer complied with the Minimum Stockholders’ Equity Rule. The Company submitted a plan of compliance to Nasdaq on June 30, 2023. On July 28, 2023, Nasdaq notified the Company that it had granted an extension until November 13, 2023 to regain compliance with the Minimum Stockholders’ Equity Rule, conditioned upon achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. On November 14, 2023, the Company received a letter from Nasdaq indicating that, based upon the Company’s non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq, subject to the Company’s request for a hearing before the Panel. The Company timely requested a hearing before the Panel, which was held on February 13, 2024.

As of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above $2.5 million.

Until Nasdaq has reached a final determination that we have regained compliance with the Minimum Stockholders’ Equity Rule, there can be no assurances regarding the continued listing of our common stock on Nasdaq and we could be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: May 13, 2024	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer